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                                                                      EXHIBIT 21
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                    LIST OF STERLING SOFTWARE SUBSIDIARIES


        NAME                                                    JURISDICTION OF INCORPORATION
        ----                                                    -----------------------------
Sterling Consulting S.A.                                                     France
Sterling International Finance, Inc.                                         Cayman Islands
Sterling Software (America), Inc.                                            Delaware
Sterling Software (Mid America), Inc.                                        Michigan
Sterling Software (Midwest), Inc.                                            Delaware
Sterling Software (Northern America), Inc.                                   Delaware
Sterling Software (U.S.), Inc.                                               Delaware
Sterling Software (U.S.A.), Inc.                                             California
Sterling Software (United States), Inc.                                      Delaware
Sterling Software (United States of America), Inc.                           Delaware
        Condessa Gestao E  Investimentos Lda                                 Portugal
        Net/Master, Inc.                                                     U.S. Virgin Islands
        Sterling Software A.B.                                               Sweden
        Sterling Software GmbH                                               Germany
        Sterling Software International (U.K.) Limited                       United Kingdom
        Sterling Software (Australia) Pty. Limited                           Australia
        Sterling Software (Benelux) NV                                       Belguim
        Sterling Software (France) S.A.                                      France
        Sterling Software (Japan) Ltd.                                       Japan
        Sterling Software (North America), Inc.                              Delaware
        Sterling Software (Singapore) Pte Ltd.                               Singapore
        Sterling Software (U.S. of America), Inc.                            Delaware
        Sterling Software (U.K.) Holdings Limited                            United Kingdom
        Sterling Software (U.K.) Limited                                     United Kingdom
        Sterling Software (Switzerland) A.G.                                 Switzerland
        Systems Center AS                                                    Norway
        Systems Center do Brasil Software Ltda.                              Brazil
         Systems Center Distribuidora de Software Ltda. (49% subsidiary)     Brazil
        Systems Center Handelsgesellschaft m.b.H.                            Austria
        Systems Center Limited                                               United Kingdom
        Systems Center Pty. Limited                                          Australia
        Systems Center Software Ltd.                                         Hong Kong
        VM Software, Inc.                                                    U.S. Virgin Islands
        VM Software Sarl                                                     France
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               NAME                                               JURISDICTION OF INCORPORATION
               ----                                               -----------------------------
Sterling Software (Canada), Inc.                                                   Canada
Sterling Software International (France) Sarl                                      France
Sterling Software International, Inc.                                              Delaware
Sterling Software International  (Australia) Limited                               Delaware
Sterling Software (Israel), Ltd.                                                   Israel
Sterling Software (Italia) S.R.L.                                                  Italy
Sterling Software Leasing Company                                                  Delaware
Sterling Software (Scandinavia) AS                                                 Norway
Sterling ZeroOne, Inc                                                              Delaware
Systems Center, Inc.                                                               Wyoming
VM Software U.K. Ltd.                                                              United Kingdom
ZeroOne Systems, Inc.                                                              Delaware

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Notes:

1.   Indented names are subsidiaries of subsidiaries.

2. Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.

3. Except as noted, voting shares of all subsidiaries are 100% owned by Sterling Software, Inc., its subsidiaries or employee nominees.